                                                                   EXHIBIT 10.35

-------------------------------------------------------------------------------

                                    FORM OF
                                    -------

              AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
              ---------------------------------------------------


                                 by and between



                     ALEXANDRIA REAL ESTATE EQUITIES, INC.,

                            a Maryland corporation,



                                      and



                                 ALAN D. GOLD,

                                 an individual


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

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
1. Position and Duties; Location.......................................   1
   -----------------------------

2. Term of Employment..................................................   2
   ------------------

3. Compensation, Benefits and Reimbursement............................   2
   ----------------------------------------
          3.1  Base Salary.............................................   2
               -----------
               (a)  Minimum Base.......................................   2
                    ------------
               (b)  Earned Base Salary.................................   2
                    ------------------
          3.2  Increases in Base Salary................................   2
               ------------------------
          3.3  Bonus...................................................   3
               -----
               (a)  Minimum Bonus......................................   3
                    -------------
               (b)  Determination of Bonus.............................   3
                    ----------------------
          3.4  Additional Benefits.....................................   4
               -------------------
               (a)  Officer Benefits...................................   4
                    ----------------
               (b)  Vacation...........................................   4
                    --------
               (c)  Life Insurance.....................................   4
                    --------------
               (d)  Disability Insurance...............................   4
                    --------------------
               (e)  Reimbursement for Expenses.........................   5
                    --------------------------
               (f)  Withholding........................................   5
                    -----------

4. Termination of the Agreement........................................   5
   ----------------------------
          4.1  Termination by Corporation Defined......................   5
               ----------------------------------
               (a)  Termination Without Cause..........................   5
                    -------------------------
               (b)  Termination For Cause..............................   5
                    ---------------------
               (c)  Termination by Reason of Death or Disability.......   6
                    --------------------------------------------
          4.2  Termination by Officer Defined..........................   6
               ------------------------------
               (a)  Termination Other Than For Good Reason.............   6
                    --------------------------------------
               (b)  Termination For Good Reason........................   6
                    ---------------------------
               (c)  Good Reason Following a Change in Control..........   7
                    -----------------------------------------
          4.3  Effect of Termination...................................   8
               ---------------------
               (a)  Termination by Corporation.........................   9
                    --------------------------
                    (i)  Termination Without Cause.....................   9
                         -------------------------
                    (ii) Termination For Cause, Death or Permanent
                         -----------------------------------------
                         Disability....................................   9
                         ----------
               (b)  Termination by Officer.............................   9
                    ----------------------
                    (i)  Termination Other Than For Good Reason........   9
                         --------------------------------------


                    (ii) Termination For Good Reason...................   10
                         ---------------------------
          4.4  Severance Payment.......................................   10
               -----------------
               (a)  Definition of "Severance Payment.".................   10
                    ----------------------------------
               (b)  Payment of Severance Payment.......................   10
                    ----------------------------
               (c)  Other Severance Benefits...........................   11
                    ------------------------
               (d)  Full Settlement of All Obligations.................   11
                    ----------------------------------
               (e)  Change in Control..................................   11
                    -----------------
          4.5  Gross-Up................................................   12
               --------
          4.6  Offset..................................................   13
               ------

5. Noncompetition......................................................   14
   --------------

6. Miscellaneous.......................................................   14
   -------------
          6.1  Payment Obligations.....................................   14
               -------------------
          6.2  Confidentiality.........................................   14
               ---------------
          6.3  Waiver..................................................   14
               -----
          6.4  Entire Agreement; Modifications.........................   14
               -------------------------------
          6.5  Notices.................................................   15
               -------
          6.6  Headings................................................   15
               --------
          6.7  Arbitration.............................................   15
               -----------
          6.8  Severability............................................   16
               ------------
          6.9  Survival of Corporation's Obligations...................   16
               -------------------------------------
          6.10 Survival of Certain Rights and Obligations..............   16
               ------------------------------------------
          6.11 Counterparts............................................   17
               ------------
          6.12 Indemnification.........................................   17
               ---------------

                                    FORM OF
                                    -------
                              AMENDED AND RESTATED
                              --------------------
                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

          THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") originally made and entered into as of the fifth (5th) day of January, 1994, (the "Original Effective Date"), by and between Health Science Properties Holding Corp., a Maryland corporation (the "Parent") and Alan D. Gold, an individual ("Officer") is hereby amended and restated in its entirety effective March 28, 1997 (the "Effective Date") to read as follows:

                                    RECITAL
                                    -------

          WHEREAS, on November 3, 1994 Parent transferred to its then wholly-owned subsidiary Alexandria Real Estate Equities, Inc., a Maryland corporation (formerly, Health Science Properties, Inc.) (the "Corporation") substantially all of its property, assets and certain liabilities, including Parent's rights and obligations under this Agreement;

          WHEREAS, on July 30, 1996, this Agreement was amended pursuant to an agreement between the Corporation and Officer;

          WHEREAS, Corporation desires to continue to employ Officer as its President and Treasurer, and Officer is willing to continue to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate this Agreement as follows:

1.   POSITION AND DUTIES; LOCATION.
     -----------------------------

          During the Term (as defined in Paragraph 2 below) of this Agreement Officer agrees to be employed by and to serve Corporation as its President and Treasurer or in such other capacity consistent with the Officer's current position as senior executive officer as may be determined by the Board of Directors of the Corporation (the "Board"). Corporation agrees to employ and retain officer in such capacities. Officer shall devote such of his business time, energy, and skill to the affairs of Corporation as shall be necessary to perform the duties of such positions. Officer shall report to the Chief Operating Officer or such other officer as the Board shall direct, and at all times during the Term (as defined in Paragraph 2 below) of this Agreement shall have powers and duties at least commensurate with his position as a senior executive officer. Officer shall be based at the offices of Corporation in the San Diego, California metropolitan area, except for required travel on Corporation's business.

2.   TERM OF EMPLOYMENT.
     ------------------

          The term (the "Term") of this Agreement shall be for a period commencing on January 1, 1997 and ending on December 31, 1998 (the "Termination Date"), unless terminated earlier pursuant to this Agreement (the "Early Termination Date"). Commencing on December 31, 1998 and on each subsequent anniversary thereof, the Term shall be automatically extended for one (1) additional year unless, no later than six (6) months before such date, either party shall have given written notice to the other that it does not wish to extend the Term of this Agreement. References herein to the Term of this Agreement shall refer to both the initial Term and any such extended Term.

3.   COMPENSATION, BENEFITS AND REIMBURSEMENT.
     ----------------------------------------

          3.1  BASE SALARY.  During the Term of this Agreement, Officer shall be
               -----------
entitled to the following base salary:

          (A)  MINIMUM BASE.  During the Term of this Agreement and subject to
               ------------
the terms and conditions set forth herein, Corporation agrees to pay to Officer an annual "Base Salary" of One Hundred Ninety Thousand Dollars ($190,000), or such other higher amount as may from time to time be determined by Corporation. Unless otherwise agreed in writing by Officer and Corporation, and subject to Subparagraph (b) below, the salary shall be payable in substantially equal semimonthly installments in accordance with the standard policies of Corpo-ration in existence from time to time.

          (B)  EARNED BASE SALARY.  For purposes of any early termination of
               ------------------
this Agreement as provided in Paragraph 4 below, the term "Earned Base Salary" shall mean all semimonthly installments of the Base Salary which have become due and payable to Officer pursuant to this Paragraph 3.1, together with any partial monthly installment prorated on a daily basis up to and including the applicable Termination Date.

          3.2  INCREASES IN BASE SALARY.  Officer's Base Salary shall be re-
               ------------------------
viewed no less frequently than on each anniversary of the Effective Date during the Term by the Board (or such committee as may be appointed by the Board for such purpose). The Base Salary payable to Officer shall be increased on each such anniversary date (and such other times as the Board or a committee of the Board may deem appropriate during the Term of this Agreement) to an amount determined by the Board (or a committee of the Board). Each such new Base Salary shall become the base for each successive year increase; provided,
                                                                --------
however, that such increase, at a minimum, shall be equal to the cumulative
-------
cost-of-living increment as reported in the "Consumer Price Index, Los Angeles, California, All Items," published by the U.S. Department of Labor (using January 1, 1994 as the base date for comparison). Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligations of Corporation hereunder and, once established at an increased specified rate, Officer's Base Salary shall not be reduced unless Officer otherwise agrees in writing.

          3.3  BONUS.  During the Term of this Agreement, the Officer is
               -----
eligible for the following bonus:

          (A)  MINIMUM BONUS.  Officer shall be eligible to receive a bonus for
               -------------
each fiscal year of Corporation (or portion thereof) during the Term of this Agreement, with the actual amount of any such bonus to be determined in the sole discretion of the Board (or a committee of the Board) based upon its evaluation of Officer's performance during such year and such other factors and conditions as the Board (or a committee of the Board) deems relevant. Any such bonus shall be payable within seventy-five (75) days after the end of Corporation's fiscal year to which such bonus relates. The Board shall, at an appropriate subsequent time, consider the establishment of an annual incentive compensation plan providing for the payment of a minimum annual bonus based upon the achievement of certain objective criteria for the benefit of Officer and other specified executive officers of Corporation.

          (B)  DETERMINATION OF BONUS.  With respect to the period commencing
               ----------------------
upon consummation of an initial public offering (the "IPO") of the Corporation's common stock, par value $.01 per share (the "Common Stock"), and ending on December 31, 1997, and with respect to each calendar year thereafter during the Term, the bonus payable pursuant to Subparagraph (a), if any, shall be based upon such factors as the Board (or a committee thereof) deems appropriate, which may include the enhancement of stockholder value based upon Funds From Operations (as defined in the White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts in March 1995) as determined in good faith by the Board during such period, divided by the weighted average number of shares of Common Stock outstanding during such period.

          3.4  ADDITIONAL BENEFITS.  During the term of this Agreement, Officer
               -------------------
shall be entitled to the following additional benefits:

          (A)  OFFICER BENEFITS.  Officer shall be eligible to participate in
               ----------------
such of Corporation's benefit and deferred compensation plans as are made available to executive officers of Corporation, including, without limitation, Corporation's stock incentive plans, annual incentive compensation plans, profit sharing/pension plans, deferred compensation plans, annual physical examinations, dental, vision, sick pay, and medical plans, personal catastrophe and accidental death insurance plans, financial planning and automobile arrangements, retirement plans and supplementary executive retirement plans, if any. For purposes of establishing the length of service under any benefit plans or programs of Corporation, Officer's employment with the Corporation will be deemed to have commenced on the Original Effective Date of this Agreement.
Until Corporation adopts a package of health and medical benefits, Corporation shall promptly reimburse Officer for payments made by Officer (i) with respect to the continuation of benefits provided by Officer's previous employer pursuant to Section 4980B ("COBRA") of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) upon expiration of COBRA coverage to maintain substantially similar health and medical benefits coverage for Officer and his family, and
(iii) if Officer is not covered by COBRA, to maintain reasonable health and medical benefits coverage for Officer and his family.

          (B)  VACATION.  Officer shall be entitled to four (4) weeks of
               --------
vacation during each year during the Term of this Agreement and any extensions thereof, prorated for partial years. Any accrued vacation not taken during any year may be carried forward to subsequent years; provided that Officer may not
                                                 --------
accrue more than eight (8) weeks of unused vacation at any time.

          (C)  LIFE INSURANCE.  During the Term of this Agreement, Corporation
               --------------
shall, at its sole cost and expense, procure and keep in effect term life insurance (a minimum three (3) year term certain policy) on the life of Officer, payable to such beneficiaries as Officer may from time to time designate, in the aggregate amount of One Million Dollars ($1,000,000). Such policy shall be owned by Officer or by a member of his immediate family. Corporation shall have no incidents of ownership therein.

          (D)  DISABILITY INSURANCE.  During the Term of this Agreement,
               --------------------
Corporation shall, at its sole cost and expense, procure and keep in effect disability insurance similar to Officer's current disability insurance policy on Officer, payable to Officer in an annual amount not less than sixty percent (60%) of Officer's then existing Base Salary (the "Disability Policy"). For purposes of this Agreement, "Permanent Disability" shall have the same meaning as is ascribed to such terms in the Disability Policy (including the COBRA Disability Policy) covering Officer at the time of occurrence of such Permanent Disability.

          (E)  REIMBURSEMENT FOR EXPENSES.  During the Term of this Agreement,
               --------------------------
Corporation shall reimburse Officer for all reasonable out-of-pocket business and/or entertainment expenses incurred by Officer for the purpose of and in connection with the performance of his services pursuant to this Agreement. Officer shall be entitled to such reimbursement upon the presentation by Officer to Corporation of vouchers or other statements itemizing such expenses in reasonable detail consistent with Corporation's policies. In addition, Officer shall be entitled to reimbursement for (i) dues and membership fees in professional organizations and/or industry associations in which Officer is currently a member or becomes a member, and (ii) appropriate industry seminars and mandatory continuing education.

          (F)  WITHHOLDING.  Compensation and benefits paid to Officer under
               -----------
this Agreement shall be subject to applicable federal, state and local wage deductions and other deductions required by law.

4.   TERMINATION OF THIS AGREEMENT.
     -----------------------------

          4.1  TERMINATION BY CORPORATION DEFINED.
               ----------------------------------

          (A)  TERMINATION WITHOUT CAUSE.  Subject to the provisions set forth
               -------------------------
in Paragraph 4.3 below, "Termination Without Cause" shall constitute any termination by Corporation other than termination for Cause (as defined in Paragraph 4.1(b) below).

          (B)  TERMINATION FOR CAUSE.  Subject to the provisions set forth in
               ---------------------
Paragraph 4.3 below, prior to the Termination Date, Corporation shall have the right to terminate this Agreement for Cause immediately after written notice has been delivered to Officer, which notice shall specify the reason for and the effective date of such Termination (which date shall be the applicable Early Termination Date). For purposes of this Agreement, "Cause" shall mean the following:

          (i) Officer's use of alcohol or narcotics which proximately results in the willful material breach or habitual willful neglect of Officer's duties under this Agreement;

          (ii) Officer's criminal conviction of fraud, embezzlement, misappropriation of assets, malicious mischief, or any felony;

          (iii) Officer's willful Material Breach (as defined below) of this Agreement, if such willful Material Breach is not cured by Officer within thirty (30) days after Corporation's written notice thereof specifying the nature of such willful Material Breach. For purposes of this Paragraph 4.1(b), the term willful "Material Breach" shall mean the substantial and continual willful nonperformance of Officer's duties under this Agreement which the Board determines has resulted in material injury to Corporation.

          (C)  TERMINATION BY REASON OF DEATH OR DISABILITY.  Subject to the
               --------------------------------------------
provisions set forth in Paragraph 4.3 below, prior to the Termination Date, Corporation shall have the right to terminate this Agreement by reason of Officer's death or Permanent Disability.

          4.2  TERMINATION BY OFFICER DEFINED.
               ------------------------------

          (A)  TERMINATION OTHER THAN FOR GOOD REASON.  Subject to the
               --------------------------------------
provisions set forth in Paragraph 4.3 below, Officer shall have the right to terminate this Agreement for any reason other than for Good Reason (as defined in Paragraph 4.2(b) below), at any time prior to the Termination Date, upon written notice delivered to Corporation thirty (30) days prior to the effective date of termination specified in such notice (which date shall be the applicable Early Termination Date).

          (B)  TERMINATION FOR GOOD REASON.  Subject to the provisions of
               ---------------------------
Paragraph 4.3 below, Officer shall have the right to terminate this Agreement prior to the Termination Date in the event of the material breach of this Agreement by Corporation, if such breach is not cured by Corporation within thirty (30) days after written notice thereof specifying the nature of such breach has been delivered to Corporation, or, following a Change in Control (as defined in Para graph 4.4(e) below), under the circumstances set forth in Paragraph 4.2(c) below. For purposes of this Agreement, termination of this Agreement by Officer in the event of Corporation's material breach of this Agreement in accordance with the provisions of this Paragraph 4.2(b) shall be defined as termination by Officer for "Good Reason."

          (C)  GOOD REASON FOLLOWING A CHANGE IN CONTROL.  Following a Change
               -----------------------------------------
in Control (as defined in Paragraph 4.4(e) below), "Good Reason" shall mean, without Officer's express written consent, a material breach of this Agreement by Corporation, including the occurrence of any of the following circumstances, which breach is not fully corrected within thirty (30) days after written notice thereof specifying the nature of such breach has been delivered to Corporation:

          (i) the assignment to Officer of any duties inconsistent with the position in Corporation that Officer held immediately prior to the Change in Control, or an adverse alteration in the nature or status of Officer's responsibilities from those in effect immediately prior to such change;

          (ii) a reduction by Corporation in Officer's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

          (iii) the relocation of Officer's offices to a location outside the San Diego metropolitan area (or, if different, the metropolitan area in which such offices are located immediately prior to the Change in Control), or Corporation's requiring Officer to travel on Corporation's business to an extent not substantially consistent with Officer's business travel obligations immediately prior to the Change in Control;

          (iv) the failure by Corporation to pay Officer any portion of his current compensation except pursuant to an across-the-board compensation deferral similarly affecting all officers of Corporation and all officers of any person whose actions resulted in a Change in Control or any person affiliated with Corporation or such person, or to pay Officer any portion of an installment of deferred compensation under any deferred compensation program of Corporation, within seven (7) days of the date such compensation is due;

          (v) the failure by Corporation to continue in effect any compensation plan in which Officer participates immediately prior to the Change in Control which is material to Officer's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by Corporation to continue Officer's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of participation relative to other participants, as existed at the time of the Change in Control;

          (vi) the failure by Corporation to continue to provide Officer with benefits substantially similar to those under any of Corporation's life insurance, medical, health and accident, or disability plans in which Officer was participating at the time of the Change in Control, the taking of any action by Corporation which would directly or indirectly materially reduce any of such benefits or deprive Officer of any material fringe benefit enjoyed by him at the time of the Change in Control, or the failure by Corporation to provide Officer with the number of paid vacation days to which he is entitled on the basis of years of service with Corporation in accordance with Corporation's normal vacation policy in effect at the time of the Change in Control; or

          (vii) the failure of Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

          Officer's right to terminate Officer's employment for Good Reason shall not be affected by Officer's incapacity due to physical or mental illness. Officer's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          4.3  EFFECT OF TERMINATION.  In the event that this Agreement is
               ---------------------
terminated by Corporation or Officer prior to the Termination Date in accordance with the provisions of this Paragraph 4, the obligations and covenants of the parties under this Paragraph 4 shall be of no further force and effect, except for the obligations of the parties set forth below in this Paragraph 4.3, and such other provisions of this Agreement which shall survive termination of this Agreement as provided in Paragraph 6.11 below. Except as otherwise specifically set forth, all amounts due upon termination shall be payable on the date such amounts would otherwise have been paid had the Agreement continued through its Term; provided, however, that Deferred Amounts (as defined in Paragraph
      --------  -------
4.3(a)(i) below) shall be payable within thirty (30) days following the Early Termination Date. In the event of any such early termination in accordance with the provisions of this Paragraph 4.3, Officer shall be entitled to the following:

               (A)  TERMINATION BY CORPORATION.
                    --------------------------

          (i)    Termination Without Cause.  In the event that Corporation
                 -------------------------
     terminates this Agreement without Cause pursuant to Paragraph 4.1(a) above, Officer shall be entitled to (i) Earned Base Salary; (ii) earned benefits and reimbursable expenses; (iii) any earned bonus which Officer has been awarded pursuant to the terms of this Agreement or any other plan or arrangement as of the Early Termination Date, but which has not been received by Officer as of such date; (iv) any compensation earned but deferred ("Deferred Amounts"); and (v) the Severance Payment (as defined in Paragraph 4.4 below).

          (ii)    Termination For Cause, Death or Permanent Disability.  In the
                  ----------------------------------------------------
     event that Corporation terminates this Agreement for Cause pursuant to Paragraph 4.1(b) above or by reason of Permanent Disability or death pursuant to Paragraph 4.1(c) above, Officer shall be entitled to (i) Earned Base Salary; (ii) any earned bonus which Officer has been awarded pursuant to the terms of this Agreement or any other plan or arrangement as of the Early Termination Date, but which has not been received by Officer as of such date; (iii) earned benefits and reimbursable expenses; and (iv) any Deferred Amounts. Officer shall not be entitled to any future annual bonus or Severance Payment.

               (B)  TERMINATION BY OFFICER.
                    ----------------------

          (i)    Termination Other Than For Good Reason.  In the event that
                 --------------------------------------
     Officer terminates this Agreement other than for Good Reason, Officer shall be entitled to (i) Earned Base Salary; (ii) any earned bonus which Officer has been awarded pursuant to the terms of this Agreement or any other plan or arrangement as of the Early Termination Date, but which has not been received by Officer as of such date; (iii) earned benefits and reimbursable expenses; and (iv) any Deferred Amounts. Officer shall not be entitled to any future annual bonus or Severance Payment.

          (ii)    Termination For Good Reason.  In the event that Officer
                  ---------------------------
     terminates this Agreement for Good Reason, Officer shall be entitled to (i) Earned Base Salary; (ii) earned benefits and reimbursable expenses; (iii) any earned bonus which Officer has been awarded pursuant to the terms of this Agreement or any other plan or arrangement as of the Early Termination Date, but which has not been received by Officer as of such date; (iv) any Deferred Amounts; and (v) the Severance Payment (as defined in Paragraph
     4.4 below).

          4.4  SEVERANCE PAYMENT.
               -----------------

          (A)  DEFINITION OF "SEVERANCE PAYMENT." For purposes of this
               ----------------------------------
Agreement, the term "Severance Payment" shall mean an amount equal to the sum of
(i) the Base Salary otherwise payable to Officer during the remainder of the Term had such early termination of this Agreement not occurred ("Severance Period") and (ii) for each full year remaining in the Severance Period, the average of the annual bonuses earned by Officer in the two (2) years immediately preceding the date of termination (or if there are less than two (2) years immediately preceding such date, an amount equal to the immediately preceding bonus earned) ("Average Bonus"); provided, however, that in the event that,
                                  --------  -------
following a Change in Control as defined in Paragraph 4.4(e) below, Officer terminates this Agreement for Good Reason pursuant to Paragraph 4.2(b) above, the term "Severance Payment" shall mean three (3) times the sum of the Base Salary then in effect and the Average Bonus; further provided, however, that in
                                             ------- --------  -------
the event that (i) Officer's employment is terminated in connection with or following the Board's good faith determination that the possible long-run loss of Corporation may reasonably be expected to increase unreasonably if Corporation is not dissolved and (ii) such dissolution is effected in accordance with applicable law, the term "Severance Payment" shall mean the Base Salary then in effect, and the term "Severance Period" shall mean the one-year period immediately following Officer's date of termination of employment.

          (B)  PAYMENT OF SEVERANCE PAYMENT.  In the event that Officer is
               ----------------------------
entitled to any Severance Payment pursuant to Paragraph 4.3 above, that portion of such Severance Payment that represents Base Salary shall be payable in monthly installments and that portion of such Severance Payment that represents the Average Bonus shall be payable on the dates such amounts would have been paid had Officer continued in Corporation's employment for the Severance Period; provided, however, that in the event of a Termination upon a Change in Control
--------  -------
(as defined in Paragraph 4.4(e) below), the Severance Payment shall be payable in a lump sum within ten (10) days following such termination.

          (C)  OTHER SEVERANCE BENEFITS.  In the event that Officer is entitled
               ------------------------
to any Severance Payment pursuant to Paragraph 4.3 above, he shall also be entitled to full and immediate vesting of any awards granted to Officer under Corporation's stock option or incentive compensation plans, and continued partici pation throughout the Severance Period in all employee welfare and pension benefit plans, programs or arrangements. In the event Officer's participation in any such plan, program or arrangement is barred, Corporation shall arrange to provide Officer with substantially similar benefits.

          (D)  FULL SETTLEMENT OF ALL OBLIGATIONS.  Officer hereby acknowledges
               ----------------------------------
and agrees that any Severance Payment paid to Officer hereunder shall be deemed to be in full and complete settlement of all obligations of Corporation under this Agreement.

          (E)  CHANGE IN CONTROL.  For purposes of this Agreement, "Termination
               -----------------
Upon a Change in Control" shall mean a termination of Officer's employment with Corporation following a "Change in Control" by Officer for Good Reason or by Corporation Other Than for Cause. A "Change in Control" shall be deemed to have occurred if:

          (i) Any Person, as such term is used in section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Corporation or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the

Corporation or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, or (E) a person or group as used in Rule 13d-1(b) under the Exchange Act, that is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates other than in connection with the acquisition by the Corporation or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities; or

          (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii) There is consummated a merger or consolidation of the Corporation with any other corporation, other than (A) a merger or consol-idation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, at least seventy-five percent (75%) of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates other than in connection with the acquisition by the Corporation or its affiliates of a business) representing twen-ty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities; or

          (iv) The stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substan-tially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least seventy-five (75%) of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

          4.5  GROSS-UP.  If any of the Total Payments (as hereinafter defined)
               --------
will be subject to the tax imposed by Section 4999 of the Code (the "Excise Tax"), Corporation shall pay to Officer, no later than the tenth (10th) day following the Early Termination Date, an additional amount (the "Gross-Up Pay-ment") such that the net amount retained by him, after deduction of any Excise Tax on the Total Payments and any federal and state and local income tax upon the payment provided for by this Paragraph, shall be equal to the excess of the Total Payments over the payment provided for by this Paragraph. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all payments or benefits received or to be received by Officer in connection with a Change in Control or the termination of Officer's employment (whether payable pursuant to the terms of this Agreement or of any other plan, arrangement or agreement with Corporation, its successors, any person whose actions result in a Change in Control or any person affiliated (or which, as a result of the completion of the transactions causing a Change in Control, will become affiliated) with Corporation or such person within the meaning of Section 1504 of the Code (the "Total Payments")) shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel selected by Corporation's independent auditors and reasonably acceptable to Officer, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of
Section 280G(b)(4)(A) of the Code, and all "excess parachute payments" (within the meaning of Section 280G(b)(1) of the Code) shall be treated as subject to the Excise Tax, unless in the opinion of such tax counsel such excess parachute payments represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code, or are not otherwise subject to the Excise Tax, and (ii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Corporation's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Officer shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the residence of Officer on the Early Termination Date, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

          4.6  OFFSET.  Although Officer shall not be required to mitigate
               ------
damages under this Agreement by seeking other comparable employment or otherwise, the amount of any payment or benefit provided for in this Agreement, including, without limitation, welfare benefits, shall be reduced by any compensation earned by or provided to Officer as the result of employment by an employer other than Corporation prior to the expiration of the Term of this Agreement; provided, however, that this Paragraph 4.6 shall not apply in the
           --------  -------
event of a Termination Upon a Change in Control.

5.   NONCOMPETITION.
     --------------

          During the Term of this Agreement, including the period, if any, with respect to which Officer shall be entitled to Severance Payments, Officer shall not engage in any activity competitive with the business of Corporation.

6.   MISCELLANEOUS.
     -------------

          6.1  PAYMENT OBLIGATIONS.  Corporation's obligation to pay Officer the
               -------------------
compensation and to make the arrangements provided herein shall be uncondi-tional, and Officer shall have no obligation whatsoever to mitigate damages hereunder. If arbitration after a Change in Control shall be brought to enforce or interpret any provision contained herein, Corporation shall, to the extent permitted by applicable law and Corporation's Articles of Incorporation and By-Laws, indemnify Officer for Officer's attorneys' fees and disbursements incurred in such arbitration.
0
          6.2  CONFIDENTIALITY.  Officer agrees that all confidential and
               ---------------
proprietary information relating to the business of Corporation shall be kept and treated as confidential both during and after the Term of this Agreement, except as may be permitted in writing by the Board or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

          6.3  WAIVER.  The waiver of the breach of any provision of this
               ------
Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

          6.4  ENTIRE AGREEMENT; MODIFICATIONS.  Except as otherwise provided
               -------------------------------
herein, this Agreement (together with the agreements and plans referred to herein) represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Officer from Corporation. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

          6.5  NOTICES.  All notices and other communications under this
               -------
Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

         If to Corporation:                Alexandria Real Estate Equities, Inc.
                                           251 South Lake Avenue
                                           Pasadena, California  91101
                                           Phone:      (818) 578-6812
                                           Facsimile:  (818) 578-6966

         If to Officer:                    Alan D. Gold
                                           18269 Sun Maiden Court
                                           San Diego, California 92127
                                           Phone:      (619) 487-3764

Any Party may change such Party's address for notices by notice duly given pursuant hereto.

          6.6  HEADINGS.  The Paragraph headings herein are intended for
               --------
reference only and shall not by themselves determine the construction or interpretation of this Agreement.

          6.7  ARBITRATION.  Any dispute arising out of or relating to this
               -----------
Agreement that cannot be settled by good faith negotiation between the parties shall be submitted to ENDISPUTE for final and binding arbitration pursuant to ENDISPUTE's Arbitration Rules incorporated herein by reference, which arbitra-tion shall be the exclusive remedy of the parties hereto. The resulting arbitration shall be deemed a final order of a court having jurisdiction over the subject matter, shall not be appealable, and shall be enforceable in any court of competent jurisdiction. Submission to arbitration, as provided in Exhibit A, shall not preclude the right of any party hereto involved in a dispute regarding this Agreement (each, a "Disputing Party" and collectively, the "Disputing Parties") to institute proceedings at law or in equity for injunctive or other relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement. Any documentation and information submitted by any party in the arbitration proceeding shall be kept strictly confidential by the parties and the arbitrator.

          In addition to any other relief or award granted by the arbitrator to either Disputing Party, the arbitrator shall determine the extent to which each Disputing Party has prevailed as to the material issues raised in the arbitration, and, based upon such determination, shall apportion to each Disputing Party its ratable share of (i) the Disputing Parties' reasonable attorneys' fees and other costs reasonably incurred in the arbitration, (ii) the expense of the arbitrator, and (iii) all other expenses of the arbitration; provided, however, that any dispute following a Change in Control shall be
--------  -------
governed by the provisions of Paragraph 6.1 above. The arbitrator shall make such determination and apportionment whether or not the dispute proceeds to a final award.

          6.8  SEVERABILITY.  Should a court or other body of competent
               ------------
jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

          6.9  SURVIVAL OF CORPORATION'S OBLIGATIONS. Corporation's obligations
               -------------------------------------
hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to Corporation. This Agreement shall not be terminated by any merger or consolidation or other reorganization of Corporation. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however,
                                                              --------  -------
that except as herein expressly provided, this Agreement shall not be assignable either by Corporation (except to an affiliate of the Corporation, in which event Corporation shall remain liable if the affiliate fails to meet any obligations to make payments or provide benefits or otherwise) or by Officer.

          6.10  SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS.  The rights and
                ------------------------------------------
obligations of the parties hereto pursuant to Paragraphs 4.3, 4.4, 4.5, 4.6, 5 and 6.1, 6.2, 6.10, 6.11 and 6.13 hereof shall survive the termination of this Agreement.

          6.11  COUNTERPARTS.  This Agreement may be executed in one or more
                ------------
counterparts, all of which taken together shall constitute one and the same Agreement.

          6.12  INDEMNIFICATION.  In addition to any rights to indemnification
                ---------------
to which Officer is entitled under the Corporation's Articles of Incorporation and By-Laws, Corporation shall indemnify Officer at all times during and after the Term of this Agreement to the maximum extent permitted under Section 2-418 of the General Corporation Law of the State of Maryland or any successor provision thereof and any other applicable state law, and shall pay Officer's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding, to the maximum extent permitted under such applicable state laws.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                      CORPORATION:

                                      ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                                      a Maryland corporation


                                      By:
                                         ------------------------------
                                         Joel S. Marcus
                                         Chief Executive Officer


                                      OFFICER:

                                      ---------------------------------
                                      Alan D. Gold


                                      Date:
                                           ----------------------------